Exhibit 99.1

Cytori Therapeutic’s common stock to begin trading on adjusted basis on May 24, following one-for-ten reverse split

SAN DIEGO, May 23, 2018—Cytori Therapeutics (NASDAQ: CYTX) (“Cytori” or the “Company”) today announced that the Company effected a reverse stock split that became effective on May 23, 2018 at a ratio of one-for-ten, and that the Company’s common stock will commence trading on a post-split basis beginning on May 24, 2018. The Company received the requisite stockholder approval for the reverse stock split on May 18, 2018. The new CUSIP number for the Company’s common stock will be 23283K402.

The reverse stock split automatically combined every ten shares of the Company’s common stock into one issued and outstanding share without any change in the par value of the shares. Following the reverse stock split, the number of outstanding shares of the Company’s common stock was proportionally reduced from approximately 61.6 million to approximately 6.2 million.

No fractional shares were issued in connection with the reverse stock split. Any fractional shares of the Company’s common stock that would have otherwise resulted from the reverse stock split were rounded up to the nearest whole share. Outstanding equity awards and the shares available for future grant under the Company’s Amended and Restated 2004 Equity Incentive Plan, 2011 Employee Stock Purchase Plan, 2014 Amended and Restated Equity Incentive Plan and 2015 New Employee Incentive Plan were proportionately reduced (rounded down to the nearest whole share), and the exercise prices of outstanding equity awards were proportionately increased (rounded up to the nearest whole cent) to give effect to the reverse stock split. The Company’s common stock will continue to trade on a post-split basis under the trading symbol “CYTX”.

Additionally, the Company’s Series S warrants issued in connection with its rights offering that closed in November 2017 will become tradeable as of the commencement of trading on the Nasdaq Capital Market on May 24, 2018 under the Nasdaq ticker symbol “CYTXZ.”

As previously announced, Cytori is required to evidence compliance with Nasdaq’s listing minimum bid or closing price requirement by September 4, 2018. Although Cytori expects that the reverse stock split will enable the Company to comply with the Nasdaq listing and minimum bid price requirement, there can be no assurance that the Company will be able to regain such compliance. Delisting from the Nasdaq Capital Market could have a material adverse effect on the Company’s business and on the trading of its common stock.

About Cytori

Cytori is a therapeutics company developing regenerative and oncologic therapies from its proprietary cell therapy and nanoparticle platforms for a variety of medical conditions. Cytori Nanomedicine™ is developing encapsulated therapies for regenerative medicine and oncologic indications using technology that allows Cytori to use the benefits of its encapsulation platform to develop novel therapeutic strategies and reformulate other drugs to optimize their clinical properties. Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair. As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products. For more information, visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "potential," "possibly," "estimates," "may," "could" and "intends," as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, including, without limitation, statements regarding the expected commencement of trading of the Company’s post-split common stock, compliance with the Nasdaq listing minimum bid or closing price requirements and the consequences of delisting of the Company’s common stock from the Nasdaq Capital Market are forward looking statements. Forward looking statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Please refer to the risk factors contained in the Company’s Securities and Exchange Commission filings available at www.sec.gov, including without limitation, the Company’s most recent reports on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date made. Cytori assumes no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.